SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant toss.240.14a-12

                          CNB Florida Bancshares, Inc.

                (Name of Registrant as Specified in its Charter)
                                 Not Applicable

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee  computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies:
       ------------------------------------------------------------------------
    2)  Aggregate number of securities to which transaction applies:
       ------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       ------------------------------------------------------------------------
    4)  Proposed maximum aggregate value of transaction:
       ------------------------------------------------------------------------
    5)  Total Fee Paid:
       ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided  by Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
       ------------------------------------------------------------------------
      2)  Form, Schedule or Registration Statement No.:
       ------------------------------------------------------------------------
      3)  Filing Party:
       ------------------------------------------------------------------------
      4)  Date Filed:
       ------------------------------------------------------------------------

                          CNB Florida Bancshares, Inc.

                                 P. O. Box 3239
                            Lake City, Florida 32056



April 7, 2000


Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of CNB Florida Bancshares, Inc. to be held on Wednesday, May 17, 2000 commencing at 10:00 a.m. Eastern Standard Time at the Holiday Inn located on US 90 West by I-75, Lake City, Florida. A formal Notice setting forth the business to come before the meeting and a Proxy Statement are attached. The purpose of the meeting is to consider and vote upon the Proposals explained in the Notice and the Proxy Statement.

      It is important that your shares be represented at the Annual Meeting whether or not you plan to attend the Annual Meeting in person. The Board of Directors requests that you carefully review these materials before completing, signing and dating the enclosed proxy and returning it in the postage paid envelope provided for your use. If you later decide to attend the Annual Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Annual Meeting, you may do so and your proxy will have no further effect.

                                          Sincerely,

                                          /s/ K. C. Trowell

                                          Chairman of the Board
                                          and Chief Executive Officer

                          CNB Florida Bancshares, Inc.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 2000

To the Holders of Common Stock:

      You are invited to attend the Annual Meeting of Shareholders of CNB Florida Bancshares, Inc. (the "Company" or "CNB"), which will be held on Wednesday, May 17, 2000 at 10:00 a.m. at the Holiday Inn in Lake City, Florida to consider and act upon the following matters:

      1.  Election of seven directors of the Company, each for a one year term.

      2. Such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only shareholders of record of the Company's common stock at the close of business on March 29, 2000 are entitled to receive notice of, and to vote on, all business that may come before the Annual Meeting.

      Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy as promptly as possible in the postage paid envelope provided for your use to the Company's transfer agent. You may revoke the proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying Proxy Statement.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Joyce Bruner

                                            Joyce Bruner
                                            Corporate Secretary



Dated: April 7, 2000

                                 PROXY STATEMENT
                         Annual Meeting of Shareholders

                          CNB Florida Bancshares, Inc.
                                  P.O. Box 3239
                            Lake City, Florida 32056

GENERAL

      This Proxy Statement is being furnished to holders of CNB Florida Bancshares, Inc. (the "Company" or "CNB") common stock, $.01 par value (the "Common Stock") in connection with the solicitation of proxies by the Board of Directors of CNB for use at the Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held on Wednesday, May 17, 2000 commencing at 10:00 a.m. at the Holiday Inn in Lake City, Florida.

      This Proxy Statement and the attached Notice and Form of Proxy are first being mailed to holders of Common Stock on or about April 7, 2000.

VOTING OF PROXIES

      Shares represented by proxies properly signed and returned, unless subsequently revoked, will be voted at the Annual Meeting of Shareholders in accordance with the instructions marked on the proxy. If a proxy is signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted FOR approval of the proposals stated in this Proxy Statement and in the discretion of the holders of the proxies on other matters that may properly come before the Annual Meeting of Shareholders.

      Any holder of Common Stock who has executed and delivered a proxy may revoke such proxy at any time before it is voted by attending the Annual Meeting of Shareholders and voting in person, by giving written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Such notice of revocation or later proxy should be sent to the Company's transfer agent. In order for the notice of revocation or later proxy to revoke the prior proxy, the Company's transfer agent must receive such notice or later proxy prior to the vote of shareholders at the Annual Meeting of Shareholders. Attendance at the Annual Meeting of Shareholders will not in itself revoke a proxy.

VOTING PROCEDURES

      The Company's Amended and Restated Bylaws (the "Bylaws") provide that a majority of shares entitled to vote and represented in person or by proxy at a meeting of the shareholders constitutes a quorum. Under the Florida Business Corporation Act (the "Act"), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Other matters are approved if affirmative votes cast by the holders of the shares represented at a meeting at which a quorum is present exceed votes opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Act or the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"). Therefore, abstentions and broker non-votes have no effect under Florida law.

VOTING SECURITIES

      The Board of Directors of CNB has fixed the close of business on March 29, 2000, as the Record Date for the determination of holders of Common Stock entitled to receive notice of and to vote at the Annual Meeting of Shareholders. At the close of business on March 29, 2000, there were issued and outstanding 6,112,070 shares of Common Stock entitled to vote at the Annual Meeting of Shareholders held by approximately 551 registered holders. Holders of Common Stock outstanding on March 29, 2000 are entitled to one vote for each share held of record upon each matter properly submitted to CNB shareholders at the Annual Meeting of Shareholders.

PURPOSE

      The business that management anticipates will be transacted at the meeting is as follows:

      PROPOSAL 1:  Election of Directors

      The Directors nominated for election at the 2000 Annual Meeting of Shareholders are Thomas R. Andrews, Audrey S. Bullard, Raymon Land, Sr., Marvin
H. Pritchett, Halcyon E. Skinner, William Streicher and K.C. Trowell. In order to be elected, each nominee must receive a plurality of the votes cast, which shall be counted as described in Voting Procedures. The accompanying proxy, unless otherwise specified, will be voted FOR the election of the persons named above. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may, in their discretion, vote for a substitute.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

      The following table sets forth certain information with respect to the nominees for director who are present Directors of the Company. Members of the Board of Directors will serve until the next annual meeting of shareholders and thereafter until their respective successors are elected and qualified. Except as otherwise indicated, each person has been or was engaged in his or her present or last principal occupation, in the same or a similar position, for more than five years.

Name                    Age      Positions Held and Principal Occupations
                                 During the Past Five Years

Thomas R.  Andrews      54       Mr.   Andrews  was  elected  to  the  Board  of
                                 Directors  of the  Company  in  March  1994 and
                                 serves on the Compensation and Audit Committees
                                 of  the  Company's  Board  of  Directors.   Mr.
                                 Andrews previously served as Chairman of the Board of Directors for the former Bradford
                                 Bankshares,  Inc.  He is  the  owner  of  Belco
                                 Enterprises, a commercial real estate company.

Audrey S. Bullard       57       Ms.   Bullard  was  elected  to  the  Board  of
                                 Directors  of the Company in 1987 and serves on
                                 the  Executive and  Compensation  Committees of
                                 the Company's  Board of Directors.  Ms. Bullard
                                 also  serves on the Board of  Directors  of the
                                 Company's wholly owned subsidiary, CNB National
                                 Bank  (the  "Bank").  A  practicing   certified
                                 public  accountant,  Ms.  Bullard is an officer
                                 and part owner of Bullard  Development  Co. and
                                 A&R of Lake  City,  Inc.  as  well  as  several
                                 partnerships  and land  development  firms. Ms.
                                 Bullard has been  active in numerous  civic and
                                 service organizations, including the Chamber of
                                 Commerce,  the Lake Shore Hospital,  the Advent
                                 Christian  Advisory Board,  the Columbia County
                                 Public    School    Foundation,     the    Lake
                                 City/Columbia County  Beautification Board, the
                                 North Florida Advisory Council and the Board of
                                 Santa Fe Health Care, Inc.

Raymon Land, Sr.        60       Mr. Land was elected to the Board of  Directors
                                 of the  Company in April 1998 and serves on the
                                 Audit  Committee  of  the  Company's  Board  of
                                 Directors.   He  has  served  in  the  past  as
                                 President    of   the    National    Watermelon
                                 Association.  He has  been  in  the  watermelon
                                 producing  business  for 39 years.  Mr. Land is
                                 also presently President of Land Truck Brokers,
                                 Inc.  In  addition,  Mr. Land serves on various
                                 committees in an advisory  capacity which serve
                                 as   liaison    between   the   Department   of
                                 Agriculture and the produce industry.  Mr. Land
                                 is also a member of several horse  associations
                                 and  is  a  real  estate   salesman   for  Land
                                 Brokerage Realty.

Marvin H. Pritchett     66       Mr.  Pritchett  was  elected  to the  Board  of
                                 Directors  of the Company in 1988 and serves on
                                 the  Executive and  Compensation  Committees of
                                 the Company's  Board of Directors as well as on
                                 the Bank's Board of  Directors.  Mr.  Pritchett
                                 serves as Chief Executive  Officer of Pritchett
                                 Trucking, Inc., President of Pritchett, Inc., a
                                 timber firm and  President of G. P.  Materials,
                                 Inc.,  which  sells  aggregate  material.   Mr.
                                 Pritchett  is  also  the  Chairman  of  Nextran
                                 Corporation,  with heavy duty truck dealerships
                                 in  Jacksonville,  Orlando,  Tampa,  Lake City,
                                 Miami,  Riveria  Beach and Pompano.  Within the
                                 group of Nextran Truck  Centers,  the following
                                 truck  manufacturers  are  represented:   Mack,
                                 Volvo, Isuzu, Mitsubishi and GMC.

Halcyon E. Skinner      53       Mr.  Skinner is being  proposed for election to
                                 the  Board of  Directors  in April,  2000.  Mr.
                                 Skinner   is  the   managing   partner  of  the
                                 Jacksonville  law  offices of  McGuire,  Woods,
                                 Battle & Boothe LLP.  Before becoming a partner
                                 of McGuire,  Woods,  Battle & Boothe  LLP,  Mr.
                                 Skinner  was a  shareholder  in the law firm of
                                 Mahoney,  Adams & Criser  for more  than  three
                                 years.  He  has  served  as  the  head  of  the
                                 Professional   Division   of  United   Way  for
                                 Northeast Florida from 1996 through 1998.

William Streicher       64       Mr.  Streicher  was  elected  to the  Board  of
                                 Directors  of the Company in 1990 and serves on
                                 the Audit and  Compensation  Committees  of the
                                 Company's Board of Directors.  He has owned and
                                 operated    several    McDonald's    restaurant
                                 franchises  in the  Company's  primary  service
                                 area and also has served on the Board of Ronald
                                 McDonald House  Charities at Shands Hospital in
                                 Gainesville,  Florida for over ten years. He is
                                 past  chairman  and a past board  member of the
                                 Lake  City  Community  College  Foundation  and
                                 Regional Board of Trustees, Lake City Community
                                 College,  a past member of the Lake City Rotary
                                 Club,   past  Vice   President  of   McDonald's
                                 Owner/Operator  Advertising  Co-Operative and a
                                 past    representative    to   the   McDonald's
                                 Advertising  Advisory  Board  of the  State  of
                                 Florida.

 K. C. Trowell          61       Mr.  Trowell is Chairman and CEO of the Company
                                 and of the Bank. He was elected to the Board of
                                 Directors in 1987 and serves as Chairman of the
                                 Executive  Committee  of the Board of Directors
                                 of the  Company.  He has served as the Chairman
                                 and CEO of the Company  since its  inception in
                                 1987 and of the Bank  since  its  inception  in
                                 1986.  Mr.  Trowell  is a  Lake  City,  Florida
                                 native  and  has  been  actively   involved  in
                                 commercial  banking management in North Florida
                                 for over 25 years.  He has also held management
                                 positions  with  NationsBank  of Lake City (and
                                 its    predecessors),    American    Bank    of
                                 Jacksonville,   and  Barnett  Banks,   Inc.  in
                                 Jacksonville.  He is  former  Chairman  of  the
                                 Board of Trustees of Florida Bankers  Insurance
                                 Trust.  He  is a  past  director  of  Community
                                 Bankers  of  Florida,   past  director  of  the
                                 Columbia  County  Committee  of 100, a founding
                                 director  of  North  Central  Florida  Areawide
                                 Development  Company, and a former board member
                                 and chairman of both Lake City  Medical  Center
                                 and  Columbia  County  Industrial   Development
                                 Authority.

BOARD OF DIRECTORS AND STANDING COMMITTEES; DIRECTOR COMPENSATION

      If elected, the seven nominees will constitute the Board of Directors of the Company. During 1999, the Board held a total of eleven meetings.

      The Board of Directors maintains an Audit Committee, a Compensation Committee and an Executive Committee, which are described below. Members of these committees are elected annually at the Board meeting immediately following the Annual Meeting of Shareholders. Under the Company's Bylaws, the Board of Directors is authorized to designate other members of the Board to serve in the place of absent members of any committee.

      The Audit Committee is comprised of Messrs. Andrews, Land and Streicher, none of whom is an officer of the Company. During 1999 the Audit Committee held four meetings. The principal responsibilities of the Audit Committee are to: (1) oversee the system of internal controls relative to the audit and compliance functions; (2) review the Company's credit quality review function and the methods used to test loan quality and the adequacy of the allowance for loan losses; (3) review any significant audit conclusions; (4) review assessments of the adequacy of internal controls; (5) review the compliance of the Company with laws and regulations; and (6) approve the selection of the Company's independent accountants.

      The Compensation Committee is comprised of Messrs. Andrews, Pritchett and Streicher and Ms. Bullard. During 1999 this committee held three meetings. The
Compensation Committee is principally responsible for (1) establishing and recommending to the Board of Directors the compensation of the Chief Executive Officer of the Company; (2) establishing and recommending to the Board of Directors the compensation of other senior management of the Company; (3) periodically reviewing all salary administration and employee benefits; (4) reviewing succession plans for executive positions; and (5) developing and recommending to the Company's Board of Directors stock incentive compensation for officers and employees.

      The Executive Committee is comprised of Ms. Bullard, Mr. Pritchett and Mr. Trowell and the Company's Executive Vice President and Chief Financial Officer,
G. Thomas Frankland. During 1999 this committee held two meetings. These committee members other than Mr. Frankland also serve on the Executive Loan Committee of the Bank. The Executive Committee is authorized to act on behalf of and exercise all powers of the Board of Directors when the Board is not in session, except as limited by Florida law and also recommends to the full Board of Directors candidates for the Company and Bank Boards of Directors.

      In 1999 all members of the Board attended at least 75% of all meetings of the Board and committees on which they served except Mr. Land, who attended 60% of the meetings of the Board and the committee on which he served.

      Members of the Board of Directors are paid $300 for each meeting of the Board and $150 for each committee meeting that they attend. In addition, non-management directors may receive non-qualified stock options in accordance with the Company's Performance-Based Incentive Plan.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee presents the following report on compensation for the Company's executive officers. Actual compensation during 1999 for the Chief Executive Officer is shown in the Summary Compensation Table and other tables following this report.

      Philosophy. As more fully described below, the Compensation Committee of the Company's Board of Directors administers the compensation programs for the Company's executive officers. The Company's compensation structure is intended to provide a compensation package that will attract, motivate and retain qualified executives; to ensure a compensation mix that focuses executive behavior on the fulfillment of annual and long-term business objectives; and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's shareholders.

      The components of individual executive officer compensation are base salary, annual bonus and long-term stock-based incentives.

      Salary. Base salary is assigned to positions based on job responsibilities, sustained performance and a periodic informal review of base salary practices for comparable positions at similar community banking companies. The Company's Chief Executive Officer recommends (except with respect to his own salary) and the Compensation Committee approves salary adjustments for executive officers based on achievement of specific annual performance goals, including personal, departmental and overall Company goals depending upon each officer's specific job responsibilities. The Committee and the Chief Executive Officer also use their subjective judgment to consider such criteria as the executive's knowledge of and importance to the Company's business, willingness and ability to accomplish the tasks for which he or she was responsible, professional growth and potential, and the Company's financial performance in making salary decisions. No particular weighting is applied to these factors.

      Annual  Bonus.  For the  annual  bonus  plan,  the  Committee  establishes written, objective, strategic and financial goals, both qualitative and quantitative, for executive officers based on the Company's business plan and budget approved by the Board of Directors of the Company. Financial goals for the executive officers may include Company earnings per share, return on equity, overhead ratio, asset quality and return on assets. Strategic goals may include the accomplishment of expansion objectives.

      The members of other senior management are also eligible to participate in the annual incentive component of the Plan, but with accountability for various business unit financial measures and specific individual objectives, as well as Company financial goals.

      Long-Term  Incentives.  Under the  Performance-Based  Incentive  Plan, the
Company may provide performance-based incentive awards through the grant of stock options, restricted stock, stock appreciation rights and performance units. This plan is designed to increase the personal stake of participants in both the annual and long-term success and growth of the Company and encourage them to remain in the employ of the Company. Because awards of options and restricted stock are keyed to the market value of the Company's Common Stock at the time of grant, the future value of those awards is entirely dependent on increases in the market value of the Company's Common Stock. In making stock option and restricted stock grants in 1999, the Committee considered, without assigning a particular weighting, the number of options previously granted to the executive, the executive's salary, the Company's financial results, the need for a long-term focus on improving shareholder value and the executive's ability to positively impact the Company's performance.

      Chief Executive Officer Compensation. Under the Company's employment agreement with the Chief Executive Officer, he is being paid a base salary of $270,000 beginning January 1, 2000. The Compensation Committee determined this base salary based on, without applying any specific weighting to these factors, the base salary that the Company is obligated to pay under his employment agreement, his long service to the Company, amounts earned by the Chief Executive Officer in prior years, the Company's financial performance and growth and the pay practices of other community banks.

      The CEO is eligible for an annual bonus targeted at 50% of base salary. For performance in 1999, he received an annual bonus of $125,000. In determining this amount, the Committee exercised its subjective judgment and considered, among other factors and with no particular weighting, the Company's progress in expanding into the Gainesville and Jacksonville markets, recruiting the necessary staff, completing its initial public offering, increasing its loan volume and asset base and maintaining its strong capital position and the CEO's contribution to these achievements.

      For his performance in 1999, the CEO was granted options in January 2000 to purchase 25,000 shares of Common Stock at an exercise price of $9.00, the fair market value on the date of grant. These options vested as to 25% on the date of grant and will vest as to the remaining 75% in equal annual increments on the next three anniversaries of the grant date. The number of options granted was based on the subjective judgment of the Committee of the appropriate number of options to motivate the CEO, the importance of providing the CEO with long-term incentives, and the other factors mentioned above which the Committee considers in making stock-based grants to all executives.

      The Committee will consider any federal income tax limitations on the deductibility of executive compensation in reaching compensation decisions and will seek shareholder approval where such approval will eliminate any limitations on deductibility.

Thomas R. Andrews
Audrey S. Bullard
Marvin H. Pritchett
William Streicher

April 7, 2000

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth for the fiscal years ended December 31, 1999, 1998 and 1997, the cash compensation paid or accrued by the Company, as well as certain other compensation paid or accrued for those years to the Company's Chief Executive Officer and the four additional most highly compensated executive officers of the Company for services rendered to the Company and the Bank during the periods indicated.

                         Summary Compensation Table (1)


                                   Annual Compensation                           Long Term Compensation
                                                                                          Awards
                             -----------------------------------     ------------------------------------------------
         Name and                                                    Restricted        Securities         All other
        Principal                                                      stock           Underlying       Compensation
         Position             Year     Salary        Bonus            award(s)        Options/SARs               (2)
                                         ($)          ($)               ($)               (#)                ($)
                             ------   ---------    ----------        -----------     ---------------  ---------------
K. C. Trowell,                1999    $250,000     $125,000              -                 -            $    8,843
Chairman and Chief            1998    $250,000     $122,647           $60,000 (3)          80,000       $    7,985
Executive Officer             1997    $172,500     $122,647              -                 34,000       $    7,405

---------------------------  ------   ---------    ----------        -----------     ---------------  ---------------
G. Thomas Frankland,          1999    $185,000     $100,208              -                 -            $   1,363
Executive Vice President      1998    $ 16,128     $ 35,000 (4)       $40,000 (5)          40,000       $      78
and Chief Financial Officer   1997         N/A          N/A               N/A                 N/A             N/A
---------------------------  ------   ---------    ----------        -----------     ---------------  ---------------
Bennett Brown,                1999    $135,000     $ 67,500           $48,750 (6)          55,000       $     725
Executive Vice President      1998         N/A          N/A               N/A                 N/A             N/A
                              1997         N/A          N/A               N/A                 N/A             N/A
---------------------------  ------   ---------    ----------        -----------     ---------------  ---------------
Joyce Bruner, Executive       1999    $ 80,000     $ 25,188              -                 10,000       $   5,290
Vice President and            1998    $ 67,694     $ 24,714              -                 15,000       $   3,323
Corporate Secretary           1997    $ 53,164     $ 24,714              -                 -            $   3,084
--------------------------- --------- ------------ -------------- ----------------- ----------------- ---------------

(1) Columns relating, respectively, to "other annual compensation" and "LTIP payouts" have been deleted because no compensation required to be reported in such columns was awarded to, earned by, or paid to the named executives during the periods covered by such columns. Non-cash perquisites are not disclosed in this table because the aggregate value does not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

(2) The amounts shown in this column for 1999 consist of payments for term life insurance premiums (Mr. Trowell - $3,843; Mr. Frankland - $1,363; Mr. Brown
     - $725; and Ms. Bruner - $290) and the Company's matching contributions to the 401(k) plan for 1999 (Mr. Trowell - $5,000; and Ms. Bruner - $5,000).

(3) The Company granted 7,500 shares of restricted stock on December 10, 1998. The market value of the Company Common Stock was not readily discernable. Actual trades in the Company's Common Stock closest to December 10, 1998 were at $8.00 per share and that value is used herein.

(4)  Amount shown is a signing bonus awarded in 1998.

(5) The Company granted 5,000 shares of restricted stock on December 10, 1998. The market value of the Company Common Stock was not readily discernable. Actual trades in the Company's Common Stock closest to December 10, 1998 were at $8.00 per share and that value is used herein.

(6) The Company granted 5,000 shares of restricted stock on April 1, 1999. The market value of the Company Stock as April 1, 1999 was $9.75 per share.

      Stock Options. The following table sets forth information concerning options which were granted during the fiscal year ended December 31, 1999.

                   Options/SAR Grants in Last Fiscal Year (1)
--------------------------------------------------------------------------------
                             Individual Grants                       Grant
                                                                     Date Value
--------------------------------------------------------------------------------
              Number of     Percent of
    Name      Securities    total options/  Exercise or  Expiration  Grant date
              Underlying    SARs granted    base price     Date      Present
              Options/SARs  to employees    ($/Sh)                   value $ (4)
              Granted (#)   in fiscal year
--------------------------------------------------------------------------------
Bennett Brown   55,000        25.6%          $ 9.75     April 1, 2009  $134,288
                                                        (2)
--------------------------------------------------------------------------------
Joyce Bruner    10,000         4.7%          $10.00     June 16, 2009  $ 26,889
                                                        (3)
--------------------------------------------------------------------------------

(1) All information in this table relates to options. The Company has not granted any stock appreciation rights ("SARs").

(2) Options become exercisable in the amount of 20,000 shares on April 1, 2000 and 10,000 per year on April 1, 2001 and April 1, 2002. The remaining 15,000 shares are performance-based options and become exercisable in the amount of 5,000 per year for three consecutive years beginning January 2000 based on the Company's achievement of strategic and financial goals similar to those used to determine annual bonus payments as described in the Compensation Committee Report.

(3) Options become exercisable beginning June 16, 2000 in three equal annual installments.

(4) This estimate is determined using the Black-Scholes model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. This hypothetical value is based on the following assumptions: an exercise price equal to the market value on day of grant; estimated dividend yield of 2.03%; standard deviation of stock price volatility of 0.20%; risk-free interest rate of 5.89%; and average option term of 6 years.

Aggregated Option/SAR Exercises and Fiscal Year-End Options. The following table sets forth information concerning the exercise of stock options during the last completed fiscal year by the named executive officers and the fiscal year-end value of unexercised options.

Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Options/ SAR Values (1)

---------------------------------------------------------------------------------------------------------------------------------
                                                                          Number of
                                                                          Securities                        Value of
                                                                          Underlying                     Unexercised in-
           Name                 Shares            Value                  Unexercised                        the-money
                              acquired on      Realized ($)            options/SARs at                   options/SARs at
                             exercise (#)                              fiscal year end                 fiscal year end (2)
                                                                             (#)                               ($)
--------------------------- ---------------- ----------------- --------------- ----------------- -------------- -----------------

                                                                Exercisable     Unexercisable     Exercisable     Unexercisable
--------------------------- ---------------- ----------------- --------------- ----------------- -------------- -----------------
K.C. Trowell                        -                 -               167,516            53,600       $739,250          $100,700
--------------------------- ---------------- ----------------- --------------- ----------------- -------------- -----------------
G. Thomas Frankland                 -                 -                20,000            20,000       $ 32,500          $ 32,500
--------------------------- ---------------- ----------------- --------------- ----------------- -------------- -----------------
Bennett Brown                       -                 -                     0            55,000       $      0          $      0
--------------------------- ---------------- ----------------- --------------- ----------------- -------------- -----------------
Joyce Bruner                        -                 -                18,050            17,500       $ 71,531          $  8,438
--------------------------- ---------------- ----------------- --------------- ----------------- -------------- -----------------

(1) All information in this table relates to options. The Company has not granted any SARs.

(2) As of December 31, 1999, the market value of the Company Common Stock was $9.625.

      Long Term Incentive Plan. The following table sets forth information concerning awards of restricted stock under the Company's Performance-Based Incentive Plan for the year ending December 31, 1999.

              Long-Term Incentive Plans--Awards In Last Fiscal Year
  ---------------------------- ------------------ -----------------------------
                                                          Performance
                                   Number of               or other
                                 shares, units           period until
            Name                   or other                maturation
                                  rights (#)               or payout
 ---------------------------- ------------------ -----------------------------
        Bennett Brown                5,000               April 1, 2002
 ---------------------------- ------------------ -----------------------------

(1) The Company awarded 5,000 shares of restricted stock, 2,500 of which vest and become nonforfeitable on April 1, 2000, and 2,500 of which vest and become nonforfeitable on April 1, 2001.

EMPLOYMENT AGREEMENTS

      Mr. Trowell's Employment Agreement. On December 10, 1998, the Company entered into an employment agreement with K.C. Trowell (the "Trowell Agreement") which provides that Mr. Trowell will serve as the Chairman and Chief Executive Officer of the Company. The Trowell Agreement has a rolling three-year term, provided Mr. Trowell's employment term ends on the first day of the month following his 70th birthday. The Trowell Agreement provides for a minimum annual base salary of $250,000 (increased to $270,000 on January 1, 2000), participation in the Performance-Based Incentive Plan, and participation in the Company's various incentive, savings, retirement and welfare benefit plans. Mr. Trowell also is eligible to receive an annual bonus targeted at 50% of his annual base salary. The Company also agreed to provide Mr. Trowell with a company car. The Trowell Agreement contains a noncompetition provision. In the event Mr. Trowell's employment is terminated by the Company for a reason other than for cause, death or disability, or if Mr. Trowell terminates his employment for good reason (as defined in the Trowell Agreement), then the Company must pay Mr. Trowell a lump sum equal to (i) the amount of any earned but unpaid salary and bonus, deferred compensation and vacation pay, plus (ii) an amount equal to 50% of the sum of Mr. Trowell's annual base salary and highest annual bonus from the date of termination until the end of the employment period. In the event the Company terminates Mr. Trowell's employment without cause, or if Mr. Trowell terminates his employment for good reason within two years of a change of control of the Company, then the Company will pay Mr. Trowell 100% of the amount referred to in (ii) above. In addition, all options to acquire shares of Common Stock and all restricted stock previously granted to Mr. Trowell immediately become vested and non-forfeitable upon a change in control.

      Mr. Frankland's Employment Agreement. On November 30, 1998, the Company entered into an employment agreement with G. Thomas Frankland (the "Frankland Agreement") which provides that Mr. Frankland will serve as the Executive Vice President and Chief Financial Officer of the Company. The Frankland Agreement provides for an annual base salary of $185,000 (increased to $200,000 on January 1, 2000), participation in the Performance-Based Incentive Plan, and participation in the Company's various incentive, savings, retirement and welfare benefit plans. Mr. Frankland also received a signing bonus of $35,000 and is eligible to receive an annual bonus targeted at 50% of his annual base salary. The Company also agreed to grant Mr. Frankland options to purchase 40,000 shares of Common Stock at a price of $8.00 per share, 20,000 of which vest on the first anniversary of the Frankland Agreement and 10,000 of which vest in each of the next two succeeding anniversary dates. The Company also agreed to grant Mr. Frankland 5,000 shares of restricted stock, 2,500 of which vest and become nonforfeitable on the first anniversary of the Frankland
Agreement and 2,500 of which vest and become nonforfeitable on the second anniversary of the Frankland Agreement. In all other terms, the Frankland Agreement is substantially similar to the Trowell Agreement.

      Mr. Brown's Employment Agreement. On April 1, 1999, the Company entered into an employment agreement with Bennett Brown (the "Brown Agreement") which provides that Mr. Brown will serve as the Executive Vice President of the Company and President and Chief Operating Officer of the Bank. The Brown Agreement provides for an annual base salary of $180,000 (increased to $195,000 on January 1, 2000), participation in the Performance-Based Incentive Plan, and participation in the Company's various incentive, savings, retirement and welfare benefit plans. Mr. Brown is eligible to receive an annual bonus targeted at 50% of his annual base salary. The Company also agreed to grant Mr. Brown options to purchase 40,000 shares of Common Stock at a price per share equal to the closing price of the stock on the Nasdaq National Market System on April 1, 1999, 20,000 of which vest on the first anniversary of the Brown Agreement and 10,000 of which vest in each of the next two succeeding anniversary dates. The Company also agreed to grant Mr. Brown options to purchase 15,000 shares of Common Stock at the same exercise price to be exercised ratably upon achievement of performance based goals. The Company also agreed to grant Mr. Brown 5,000 shares of restricted stock, 2,500 of which vest and become nonforfeitable on the first anniversary of the Brown Agreement and 2,500 of which vest and become nonforfeitable on the second anniversary of the Brown Agreement. In all other terms, the Brown Agreement is substantially similar to the Trowell and Frankland Agreements.

PERFORMANCE GRAPH

         The SEC requires a five-year (or such shorter period as a company's stock has been publicly traded) comparison of stock price performance of the Company with both a broad equity market index and a published industry index or peer group. The Company's total return compared with the Nasdaq Total U.S. Market Index and the Nasdaq Bank Index, as well as the SNL $250 Million-$500 Million Bank Asset-Size Index since its Common Stock began trading on the over the Nasdaq National Market System is shown on the following graph. The Nasdaq Bank Index includes all types of banks, savings institutions and holding companies performing functions closely related to banking. The SNL $250 Million-$500 Million Bank Asset-Size Index includes 113 banks, traded over a major public exchange, whose most recent financial information indicates assets between $250 million and $500 million.

         This graph assumes that $100 was invested on January 29 1999, the date of that the Company's stock first traded on the Nasdaq National Market System, and all dividends were reinvested in the Common Stock and the other indices. Each of the indexes is weighted on a market capitalization basis at the time of each reported data point.


[graphic omitted]


                                                                                    Period Ending

                                                            ---------------------------------------------------------------
Index                                                          01/29/99     03/31/99     06/30/99    09/30/99     12/31/99
---------------------------------------------------------------------------------------------------------------------------
CNB Florida Bancshares, Inc.                                     100.00       104.00       107.19      115.14       104.22
NASDAQ - Total US*                                               100.00        97.72       106.87      109.34       158.70
NASDAQ Bank Index*                                               100.00        98.42       105.62       96.13        98.63
SNL $250M-$500M Bank Asset-Size Index                            100.00        96.07        97.55       98.49        92.48


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       Name of Director                           Amount and Nature of          Percent of Shares of
        or Executive Officer                      Beneficial Ownership (1)      Common Stock Outstanding
       ---------------------                      ------------------------      ------------------------
       Thomas R. Andrews.....................              208,000 (2)                           3.40%
       Bennett Brown.........................               66,000 (3)                           1.08%
       Joyce Bruner..........................               21,650 (4)                               *
       Audrey S. Bullard.....................              220,361 (5)                           3.60%
       G. Thomas Frankland...................               70,000 (6)                           1.14%
       Raymon Land, Sr.......................              124,074 (7)                           2.03%
       Marvin H. Pritchett...................              900,576 (8)                          14.71%
       Halcyon  E. Skinner...................                1,000                                  *
       William Streicher.....................              201,842 (9)                           3.30%
       K.C. Trowell..........................              374,728 (10)                          6.12%
       Directors and Executive Officers
       as a Group (11 persons) (11)..........            2,201,107                              35.94%


(1) Pursuant to the rules of the SEC, the determinations of "beneficial ownership" of Common Stock are based upon Rule 13d-3 under the Exchange Act, which provides that shares will be deemed to be "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares or where a person has the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined. Shares of Common Stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. All amounts are determined as of February 29, 2000.

(2)   Includes currently exercisable options to purchase 4,000 shares.

(3) Includes 1,000 shares owned by Mr. Brown's wife, 1,000 shares owned by Mr. Brown's sons, of which 500 shares he disclaims beneficial ownership. Also includes 27,500 shares underlying options that are exercisable within 60 days of February 29, 2000 and 5,000 shares of restricted stock.

(4) Includes 18,050 shares underlying options that are exercisable within 60 days of February 29, 2000.

(5) Includes 2,000 shares transferred to a revocable trust for benefit of her daughter and currently exercisable options to purchase 4,000 shares.

(6) Includes 25,000 shares underlying options that are exercisable within 60 days of February 29, 2000. Also includes 2,500 shares of restricted stock.

(7)   Includes currently exercisable options to purchase 4,000 shares.

(8) Includes 107,126 shares owned by New River Developers, 113,702 shares owned by Pritchett Trucking, Inc., 77,692 shares owned by Mid-Florida Hauling, Inc., 50,938 shares owned by Bulldog Trucking, 40,148 shares owned by Mr. Pritchett's wife and 30,000 shares owned by Pritchett, Inc. Mr. Pritchett shares voting and investment power with respect to all such shares. Also includes currently exercisable options to purchase 4,000 shares.

(9)   Includes currently exercisable options to purchase 4,000 shares.

(10) Includes 50,000 shares owned by Mr. Trowell's wife with respect to which he shares voting and investment power. Also includes 173,766 shares underlying options that are exercisable within 60 days of February 29, 2000 and 3,750 shares of restricted stock.

                                       12

(11) Based on a total of 6,122,070 shares of Common Stock outstanding as of February 29, 2000, plus shares of Common Stock which may be acquired by the beneficial owner, or group of beneficial owners, within 60 days of February 29, 2000, by exercise of 284,216 options.

* Represents less than 1% of the outstanding shares of Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the last two (2) fiscal years, the Bank loaned funds to certain of the Company's executive officers and directors in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable transactions with other customers, and which did not involve more than the normal risk of collectability or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors, and any persons owning more than 10 percent of a class of the Company's stock, to file certain reports on ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). During 1999, the executive officers and directors of the Company filed with the SEC on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them, except that Mr. Streicher and Mr. Land, each made one late filing with respect to one transaction each.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The firm of Arthur Andersen, LLP served as the independent accountants for the Company for the fiscal year ending December 31, 1999. Representatives of Arthur Andersen, LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Currently, no accounting firm has been selected to provide accounting services to the Company for the fiscal year ending December 31, 2000. The Board of Directors and the Audit Committee plan to consider the engagement of independent accountants at a later date.

SHAREHOLDER PROPOSALS

      Shareholders who wish a proposal to be included in the Company's Proxy Statement and form of proxy relating to the 2001 Annual Meeting should deliver a written copy of their proposal to the principal executive offices of the Company no later than December 17, 2000. Proposals should be directed to Joyce Bruner, Corporate Secretary, CNB Florida Bancshares, Inc., P.O. Box 3239, Lake City, Florida 32056. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in the Company's proxy materials. To be considered timely, all other proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company by February 21, 2001. Additionally, the Company may solicit proxies in connection with next year's annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by February 21, 2001.

ANNUAL REPORT; FORM 10-K

      A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999 is being provided to each shareholder simultaneously with delivery of this Proxy Statement. Additional copies of the Annual Report to Shareholders or copies of the Company's Annual Report on Form 10-K, filed with the SEC, may be obtained by writing to Joyce Bruner, Corporate Secretary, CNB Florida Bancshares, Inc., P.O. Box 3239, Lake City, Florida 32056.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors of CNB does not anticipate that other matters will be brought before the Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting of Shareholders, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

COST OF SOLICITATION

      The cost of solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this proxy statement. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, facsimile or e-mail by Directors, officers or regular employees of the Company, who will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith.

      Holders of Common Stock are requested to complete, date and sign the accompanying form of proxy and promptly return it to the Company's transfer agent in the enclosed, addressed postage paid envelope.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Joyce Bruner
                                              Joyce Bruner
                                              Corporate Secretary

Dated: April 7, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


     I, the undersigned shareholder of CNB Florida Bancshares, Inc. (the "Company"), do hereby nominate, constitute and appoint Mr. G. Thomas Frankland, and Ms. Joyce Bruner, or any one or more of them my true and lawful proxy and attorney(s) with full power of substitution for me and in my name, place and stead, to represent and vote all of the common stock par value $.01 per share of the Company, held in my name on its books on March 29, 2000 at the Annual Meeting of Shareholders to be held on Wednesday, May 17, 2000.

      PROPOSAL 1. Election of the following Directors:


[ ]  FOR all nominees listed below       [ ]  WITHHOLD AUTHORITY to vote for all
     (except as marked to the contrary        nominees listed below
      below)

              Thomas R. Andrews               Halcyon E. Skinner
              Audrey S. Bullard               William Streicher
              Raymon Land, Sr.                K.C. Trowell
              Marvin H. Pritchett


      (INSTRUCTION: To withhold authority to vote for any individual nominee write the name(s) of such nominee(s) below.)

---------------------------------------------------------------------------


      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

      In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

                   IMPORTANT: PLEASE SIGN AND DATE ON REVERSE


      This proxy, when property executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposal 1. Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company.

---------------------------------
Date

---------------------------------
Signature

---------------------------------
Signature (if jointly held)

---------------------------------
Print Name Here

IMPORTANT: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE  MARK,  SIGN,  DATE AND RETURN  THIS PROXY  PROMPTLY  USING THE  ENCLOSED
ADDRESSED ENVELOPE OR OTHERWISE TO SUNTRUST BANK, ATLANTA, MAIL CODE 258, P.O. BOX 4625, ATLANTA, GEORGIA 30302. IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND THE MEETING AND VOTE, YOUR SHARES CANNOT BE VOTED.